EXHIBIT a(14)

DOMINI INVESTMENT TRUST

Amendment

to Declaration of Trust

July 28, 2020

The undersigned, constituting at least a majority of the Trustees of the Trust named above and acting pursuant to the Trust’s Second Amended and Restated Declaration of Trust as most recently amended and restated as of May 15, 2001 (as amended and in effect from time to time) (the “Declaration of Trust”), do hereby certify that in accordance with the provisions of the first sentence of Section 9.3(a) of the Declaration of Trust, the following amendment to the Declaration of Trust has been duly adopted by at least a majority of the Trustees of the Trust, effective as of July 28, 2020:

(a)     The Establishment and Designation of Series of Shares of Beneficial Interests (par value $0.00001 per Share) attached as Appendix A to the Declaration of Trust has been amended and restated to read as set forth on Appendix A attached hereto.

(b)     The Establishment and Designation of Classes of Shares attached as Appendix B to the Declaration of Trust has been amended and restated to read as set forth on Appendix B attached hereto.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

/s/ Amy Domini Thornton Amy Domini Thornton, as Trustee and not individually	/s/ Greg Ratliff Gregory A. Ratliff, as Trustee and not individually

/s/ Kirstin S. Moy Kirsten S. Moy, as Trustee and not individually	/s/ John L. Shields John L. Shields, as Trustee and not individually

A copy of the Declaration of Trust, together with all amendments, is on file with the Secretary of the Commonwealth of Massachusetts. Notice is hereby given that each signatory above has executed this Amendment to the Declaration of Trust as a trustee, and not individually. The obligations arising out of the Declaration of Trust are not binding upon any trustee, shareholder, officer, employee or agent of the Trust individually.

Appendix A

Amended and Restated

Establishment and Designation of Series of Shares of

Beneficial Interest (par value $0.00001 per Share)

Pursuant to Section 6.11 of the Second Amended and Restated Declaration of Trust, as most recently amended and restated as of May 15, 2001 (as amended and in effect from time to time, the “Declaration”), of Domini Investment Trust (the “Trust”), the undersigned, being not less than a majority of the Trustees of the Trust, do hereby amend and restate the existing Establishment and Designation of Series appended as Appendix A to the Declaration in order to (i) add the Domini International Opportunities Fund. No changes to the special and relative rights of the existing Series are intended by this amendment and restatement.

1.        Effective July 28, 2020, the Series are hereby designated as follows:

Domini Impact Equity Fund

Domini Impact International Equity Fund

Domini Impact Bond Fund

Domini Sustainable Solutions Fund

Domini International Opportunities Fund

4.        Each Series (referred to herein as a “Fund” and, collectively, the “Funds”) shall be authorized to hold cash, invest in securities, instruments and other property and use investment techniques as from time to time described in the Trust’s then currently effective registration statement under the Securities Act of 1933 to the extent pertaining to the offering of Shares of the Fund. Each Share of each Fund shall be redeemable as provided in the Declaration. Subject to differences among classes, each Share of each Fund shall be entitled to vote on matters on which Shares of the Fund shall be entitled to vote as provided in Section 6.8 of the Trust’s Declaration of Trust, shall represent a pro rata beneficial interest in the assets allocated or belonging to the Fund, and shall be entitled to receive its pro rata share of the net assets of the Fund upon liquidation of the Fund, all as provided in Section 6.9 of the Declaration of Trust. The proceeds of sales of Shares of each Fund, together with any income and gain thereon, less any diminution or expenses thereof, shall irrevocably belong to the Fund, unless otherwise required by law.

3.        Shareholders of each Fund shall vote separately as a class on any matter to the extent required by, and any matter shall have been deemed effectively acted upon with respect to the Fund as provided in, Rule 18f-2, as from time to time in effect, under the 1940 Act or any successor rule, and the Declaration.

4.        The assets and liabilities of the Trust shall be allocated among each Fund and any series of the Trust designated in the future as set forth in Section 6.9 of the Declaration.

5.        Subject to the provisions of Section 6.9 and Article IX of the Declaration, the Trustees (including any successor Trustees) shall have the right at any time and from time to time to reallocate assets and expenses or to change the designation of each Fund, or otherwise to change the special and relative rights of each Fund.

6.        Any Fund may be terminated by the Trustees at any time by written notice to the Shareholders of the Fund.

Appendix B

Amended and Restated

Establishment and Designation of Classes of Shares

Pursuant to Section 6.11 of the Second Amended and Restated Declaration of Trust, as most recently amended and restated as of May 15, 2001 (as amended and in effect from time to time, the “Declaration”), of Domini Investment Trust (the “Trust”), the undersigned, being not less than a majority of the Trustees of the Trust, do hereby amend and restate the existing Establishment and Designation of Classes of Shares appended as Appendix B to the Declaration in order to reflect (i) the addition of the Domini International Opportunities Fund. No changes to the special and relative rights of the existing Classes are intended by this amendment and restatement.

1. The Classes listed below with respect to the identified Series of the Trust have been established and designated, with such relative rights, preferences, privileges, limitations, restrictions and other relative terms as are set forth below:

Series	Classes
Domini Impact Equity Fund	Investor Shares Class A Shares
Class R Shares
Institutional Shares

Domini Impact Bond Fund	Investor Shares Institutional Shares
Class R Shares Class Y Shares

Domini Impact International Equity Fund	Investor Shares Class A Shares Institutional Shares Class Y Shares

Domini Sustainable Solutions Fund	Investor Shares Institutional Shares

Domini International Opportunities Fund	Investor Shares Institutional Shares

2. Each Share of each Class is entitled to all the rights, privileges and preferences accorded to Shares under the Declaration.

3. The number of authorized Shares of each Class is unlimited.

4. All Shares of a Class of a Series shall be identical with each other and with the Shares of each other Class of the same Series except for such variations between Classes as may be authorized by the Trustees from time to time and set forth in the Trust’s then currently effective registration statement under the Securities Act of 1933 to the extent pertaining to the offering of Shares of the Class of such Series, as the same may be amended and supplemented from time to time (“Prospectus”). The Trustees may change the name or other designation of a Class; and take such other action with respect to the Classes as the Trustees may deem desirable.

5. With respect to the Shares of a Class of a Series, (a) the time and method of determining the purchase price, (b) the fees and expenses, (c) the qualifications for ownership, if any, (d) minimum purchase amounts, if any, (e) minimum account size, if any, (f) the price, terms and manner of redemption of, (g) any conversion or exchange feature or privilege , (h) the relative dividend rights, and (i) any other relative rights, preferences, privileges, limitations, restrictions and other relative terms have been established by the Trustees in accordance with the Declaration and are set forth in the Prospectus with respect to such Class of such Series.

6. The Trustees may from time to time modify any of the relative rights, preferences, privileges, limitations, restrictions and other relative terms of a Class of a Series that have been established by the Trustees, divide or combine the issued or unissued Shares of any Class of a Series into a greater or lesser number; classify or reclassify any issued or unissued Shares of any Class of a Series into one or more Classes of such Series; combine two or more Classes of a Series into a single Class of such Series; in each case without any action or consent of the Shareholders.

7. The designation of any Class hereby shall not impair the power of the Trustees from time to time to designate additional Classes of Shares of a or terminate any one or more Classes of a Series hereby designated.

8. Capitalized terms not defined herein have the meanings given to such terms in the Declaration.